UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   May 5, 2011

LABARGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05761	73-0574586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 Clayton Road St. Louis, Missouri	63124
(Address of principal executive offices)	(Zip Code)

(314) 997-0800
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition.

On May 5, 2011, LaBarge, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal 2011 third quarter ended April 3, 2011.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference.

The information reported under this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, may contain forward-looking statements that are based on management’s expectations and beliefs concerning future events impacting the Company.  Certain matters contained herein are based upon information available to management as of the date hereof.  These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.  As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.  Factors that may cause such a difference include, but are not limited to, risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”), as may be updated from time to time in the Company’s subsequent filings with the Commission.  The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of LaBarge, Inc., dated May 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 5, 2011

LABARGE, INC.

		By:	/s/ Donald H. Nonnenkamp
		Name:	Donald H. Nonnenkamp
		Title:	Vice President, Chief Financial
Officer and Secretary

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